Exhibit 10.36

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into effective as of January 5, 2015 by and among Kips Bay Medical, Inc., a Delaware corporation (the "Company"), and Randy LaBounty ("Employee").

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated May 2, 2011 (the "Employment Agreement").

WHEREAS, in connection with a restructuring of the Company, the Company and the Employee have agreed to amend certain provisions of the Employment Agreement as set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Employment Agreement.

2.	Section 4(a) of the Employment Agreement shall be amended to add the following sentence:

"Notwithstanding the foregoing, the Company and the Employee agree that the Employee's salary shall be temporarily reduced from $237,544 per year to $200,000 per year, effective as of January 5, 2015 and continuing until such time as the Company decides to reinstate the Employee's salary back to $237,544 per year, or such other amount as determined by the Company. The parties understand, acknowledge and agree that in consideration for such temporary reduction in the Employee's salary, the Employee shall receive periodic stock option grants, in such amounts as determined by the Company."

3.	This Amendment evidences the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior oral discussions and writings are merged into this Amendment.

4.	Except as specifically set forth herein, the Employment Agreement remains in full force and effect.

5.

This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original thereof.

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IN WITNESS WHEREOF, the patties have executed this Amendment effective as of the date first written above.

KIPS BAY MEDICAL, INC.

By:	/s/ Manny Villafana
Name:	Manny Villafana
Title:	Chairman & CEO

EMPLOYEE

/s/ Randy LaBounty
Randy LaBounty

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